Exhibit 31.1

Certification pursuant to Section 302 of

the Sarbanes-Oxley Act of 2002

I, Thomas S. Hall, certify that:

1.               I have reviewed this quarterly report on Form 10-Q/A of NovaMed, Inc.;

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 5, 2011

/s/ THOMAS S. HALL
Thomas S. Hall,
Chief Executive Officer